Exhibit 10.5

FOURTH AMENDMENT TO LEASE

This FOURTH AMENDMENT TO LEASE ("Fourth Amendment") is made and entered into as of October 12, 2022, by and between KR OYSTER POINT I, LLC, a Delaware limited liability company ("Landlord"), and CYTOKINETICS INCORPORATED, a Delaware corporation ("Tenant").

r e c i t a l s :

A. Landlord and Tenant are parties to the Lease dated July 24, 2019 (the "Original Lease"), as amended by that certain First Amendment to Lease dated May 12, 2020 (the "First Amendment"), that certain Second Amendment to Lease dated January 26, 2021 (the "Second Amendment"), and that certain Third Amendment to Lease dated November 12, 2021 (the "Third Amendment", together with the Original Lease, First Amendment, Second Amendment, and Third Amendment, the "Lease") whereby Tenant leases certain space (the "Premises") within Building 3 of that certain project commonly known as "Kilroy Oyster Point" and more particularly described in the Lease.

B. Landlord and Tenant desire to amend the Lease on the terms and conditions set forth in this Fourth Amendment.

a g r e e m e n t :

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.
Capitalized Terms. All capitalized terms when used herein shall have the same meaning as is given such terms in the Lease unless expressly superseded by the terms of this Fourth Amendment.
2.
Base Rent. Effective as of the date of this Fourth Amendment, in lieu of the Base Rent chart set forth in Section 3 of the Second Amendment, Tenant shall pay Base Rent in accordance with the schedule below, and otherwise in accordance with the Lease, and Landlord shall continue to have the right to deliver to Tenant a notice in the form as set forth in Exhibit C attached to the Original Lease, as a confirmation of the rent schedule, which Tenant shall execute and return to Landlord within ten (10) business days of receipt thereof.

Kilroy Oyster Point [Fourth Amendment] [Cytokinetics Incorporated]

Period During Lease Term	Monthly Installment of Base Rent the Original Lease	Additional Allowance Payments**	Partial Base Rent Abatement Amortization	Total Monthly Installment of Base Rent
*November 1, 2021 – October 31, 2022	$871,405.95	$88,990.81	$0.00	$960,396.76
*November 1, 2022 – October 31, 2023	$901,905.16	$88,990.81	$0.00	$990,895.97
November 1, 2023 – October 31, 2024	$1,371,340.90	$88,990.81	$56,367.61	$1,516,699.32
November 1, 2024 – October 31, 2025	$1,419,337.83	$88,990.81	$56,367.61	$1,564,696.25
November 1, 2025 – October 31, 2026	$1,469,014.65	$88,990.81	$56,367.61	$1,614,373.07
November 1, 2026 – October 31, 2027	$1,520,430.16	$88,990.81	$56,367.61	$1,665,788.58
November 1, 2027 – October 31, 2028	$1,573,645.22	$88,990.81	$56,367.61	$1,719,003.64
November 1, 2028 – October 31, 2029	$1,628,722.80	$88,990.81	$56,367.61	$1,774,081.22
November 1, 2029 – October 31, 2030	$1,685,728.10	$88,990.81	$56,367.61	$1,831,086.52
November 1, 2030 – October 31, 2031	$1,744,728.58	$88,990.81	$56,367.61	$1,890,087.00
November 1, 2031 – October 31, 2032	$1,805,794.08	$88,990.81	$56,367.61	$1,951,152.50
November 1, 2032 – October 31, 2033	$1,868,996.88	$88,990.81	$56,367.61	$2,014,355.30

* The Base Rent for the period commencing on November 1, 2021 and continuing through and including October 31, 2023 is calculated based on 159,891 rentable square feet in the Premises, notwithstanding that Tenant is leasing the entire Premises (consisting of 234,892 rentable square feet (such amount of Base Rent that Tenant is not obligated to pay due to such reduced rentable square footage calculation is the "Partial Base Rent Abatement")); provided, however, that Tenant shall pay Tenant's Share of Operating Expenses and Tax Expenses and all other Additional Rent based on 234,892 rentable square feet in the Premises for the entire Lease Term, as amended, and provided further, however, the amortized portion of the Partial Base Rent Abatement shall be repaid by Tenant to Landlord

Kilroy Oyster Point [Fourth Amendment] [Cytokinetics Incorporated]

as set forth in the schedule above (the "Partial Base Rent Abatement Amortization"). Tenant agrees to use commercially reasonable efforts to commence construction of Phase 2 (as defined in the Second Amendment) by June 30, 2024 and to cause substantial completion of construction of Phase 2 on or before December 31, 2024, as evidenced by a certificate of substantial completion signed by the Architect (as that term is defined in the Work Letter). In the event construction of the Phase 2 is not complete (as evidenced per the prior sentence) by December 31, 2024 (the "Construction Deadline Date"), then Landlord may elect, in its sole and absolute discretion, that the entirety of the amount of any Partial Base Rent Abatement that has not then been repaid by Tenant on an amortized basis pursuant to the schedule above as of the Construction Deadline Date (i.e., a total of $3,856,755.64) shall become immediately due and payable as Additional Rent.

** Tenant began paying the Additional Allowance Payments commencing on November 1, 2021 and shall continue to pay the Additional Allowance Payments through and including October 31, 2033.

3.
Broker. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Fourth Amendment, except for Kidder Mathews ("Tenant's Broker"), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Fourth Amendment. Each party agrees to indemnify and defend the other party against and hold the other party harmless from and against any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker or agent, other than Tenant's Broker, through, or under the indemnifying party. The terms of this Section 3 shall survive the expiration or earlier termination of the term of the Lease, as hereby amended.
4.
Signatures. The parties hereto consent and agree that this Fourth Amendment may be signed and/or transmitted by facsimile, e-mail of a .pdf document or using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), and that such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party's handwritten signature. The parties further consent and agree that (1) to the extent a party signs this Fourth Amendment using electronic signature technology, by clicking "SIGN", such party is signing this Fourth Amendment electronically, and (2) the electronic signatures appearing on this Fourth Amendment shall be treated, for purposes of validity, enforceability and admissibility, the same as handwritten signatures.
5.
No Further Modification. Except as set forth in this Fourth Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

[Signatures follow on next page]

Kilroy Oyster Point [Fourth Amendment] [Cytokinetics Incorporated]

IN WITNESS WHEREOF, this Fourth Amendment has been executed as of the day and year first above written.

"LANDLORD"	"TENANT"
KILROY OYSTER POINT I, LLC, a Delaware limited liability company	CYTOKINETICS, INCORPORATED, a Delaware corporation

By: Kilroy Realty, L.P.,

            a Delaware limited partnership

            its Sole Member

By: Kilroy Realty Corporation,
a Maryland corporation
Its General Partner

By: /s/ John Osmond

Name: John Osmond

Title: EVP, Asset Management

By: /s/ Eileen Kong

Name: Eileen Kong

Title: SVP, Asset Management

By: /s/ Robert Blum Name: Robert I. Blum Title: President and CEO

Kilroy Oyster Point [Fourth Amendment] [Cytokinetics Incorporated]